Exhibit 99.1

NASDAQ GRANTS EXTENSION TO CONTINUE SWISHER HYGIENE LISTING

CHARLOTTE, NC – March 1, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that the NASDAQ Stock Market (“NASDAQ”) has granted Swisher Hygiene’s request to remain listed on NASDAQ through March 15, 2013, subject to meeting specific conditions for continued listing.

Swisher Hygiene continues its progress to regaining compliance with NASDAQ rules and has recently filed its amended Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011 as well as its Annual Report on Form 10-K for the year ended December 31, 2011. Swisher Hygiene will continue its work toward meeting the conditions to remain listed on NASDAQ, including filing its Form 10-Qs for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 on or before March 15, 2013. Swisher Hygiene also requested an extension through April 30, 2013 to file its Form 10-K for 2012. NASDAQ has advised Swisher Hygiene that it will retain jurisdiction to make a determination whether to continue listing Swisher Hygiene through the filing of the 2012 Form 10-K. Swisher Hygiene can provide no assurance as to when it will complete these filings and can provide no assurance that it will remain listed on NASDAQ following the expiration of the March 15, 2013 extension.

“We are pleased that the Hearings Panel has seen the progress we have recently made and has granted us an additional extension to maintain Swisher Hygiene’s listing on NASDAQ,” said Thomas Byrne, President and Chief Executive Officer of Swisher Hygiene. “We remain committed to finalizing our 2012 financials as expeditiously as possible. While this process is completed, we remain dedicated to serving our customers nationwide on a day-to-day basis with our comprehensive core chemical program as well as our complementary hygiene and sanitation services.”

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Certain information in this press release is forward-looking information. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224